Exhibit 21.1

Subsidiaries*

Name of Subsidiary	Jurisdiction of Formation

AAA Galvanizing – Chelsea, LLC	Delaware
AAA Galvanizing – Dixon, Inc.	Delaware
AAA Galvanizing – Hamilton, LLC	Delaware
AAA Galvanizing – Joliet, Inc.	Delaware
AAA Galvanizing – Peoria, Inc.	Delaware
AAA Galvanizing – Winsted, Inc.	Delaware
Arbor-Crowley, LLC	Delaware
Arizona Galvanizing, Inc.	Arizona
ArkGalv, LLC	Arkansas
Atkinson Industries, Inc.	Kansas
Automatic Processing Incorporated	Mississippi
Aztec Industries, Inc.	Mississippi
Aztec Manufacturing – Waskom LLC	Texas
Aztec Manufacturing LLC	Texas
AZZ Acquisition Sub, LLC	Delaware
AZZ Bus System Services LLC	Delaware
AZZ Canada Limited	Canada
AZZ Electrical Holding B.V.	Netherlands
AZZ Enclosure Systems – Chattanooga LLC	Delaware
AZZ Enclosure Systems LLC	Delaware
AZZ Galvanizing – Big Spring, LLC	Delaware
AZZ Galvanizing - Bristol LLC	Delaware
AZZ Galvanizing – Chattanooga LLC	Tennessee
AZZ Galvanizing – Kennedale, LLC	Delaware
AZZ Galvanizing – Louisiana LLC	Delaware
AZZ Galvanizing – Morgan City, LLC	Delaware
AZZ Galvanizing – Nashville	Delaware
AZZ Galvanizing – Nebraska, LLC	Delaware
AZZ Galvanizing – Reno, LLC	Delaware
AZZ Galvanizing – Rockford LLC	Delaware
AZZ Galvanizing – San Antonio, LLC	Delaware
AZZ Galvanizing – South Carolina LLC	Delaware
AZZ Galvanizing and Plating – Milwaukee LLC	Delaware
AZZ Galvanizing Calgary Ltd.	Canada
AZZ Galvanizing Canada Limited	Canada
AZZ Galvanizing Co. Ltd.	Canada
AZZ Galvanizing Edmonton Ltd.	Canada
AZZ Galvanizing Saskatchewan Ltd.	Canada
AZZ Galvanizing Saskatoon Ltd.	Canada

AZZ Group LLC	Delaware
AZZ Holding B.V.	Netherlands
AZZ Holdings LLC	Delaware
AZZ International Holdings LLC	Delaware
AZZ Specialty Repair and Overhaul LLC	Delaware
AZZ Specialty Welding Services India Private Limited	India
AZZ Specialty Welding Services Singapore Ltd.	Singapore
AZZ Surface Technologies LLC	Delaware
AZZ Surface Technologies – Crowley LLC	Delaware
AZZ Surface Technologies – Gainesville LLC	Delaware
AZZ Surface Technologies – Garland North LLC	Delaware
AZZ Surface Technologies – Garland South LLC	Delaware
AZZ Surface Technologies – Rowlett LLC	Delaware
AZZ Surface Technologies – Tampa LLC	Tampa
AZZ Surface Technologies – Terrell LLC	Delaware
AZZ Trading LLC	Delaware
AZZ Trading (Shanghai) Co., Ltd	China
AZZ WSI B.V.	Netherlands
AZZ WSI Canada, ULC	Canada
AZZ WSI do Brasil Ltda.	Brazil
AZZ WSI Holding B.V.	Netherlands
AZZ WSI LLC	Delaware
AZZ WSI Poland, SP. z.o.o.	Poland
Carter and Crawley LLC	Delaware
Central Electric Company	Missouri
Central Electric Manufacturing Company	Missouri
CGIT (Jiangsu) High Voltage Power Co., Ltd	China
CGIT Systems, Inc.	Delaware
Electrical Power Systems, LLC	Missouri
Gulf Coast Galvanizing, LLC	Alabama
International Galvanizers LLC	Texas
NAGALV-Ohio, Inc.	Delaware
NAGALV-WV, Inc.	Delaware
North American Galvanizing & Coatings, Inc.	Delaware
North American Galvanizing Company, LLC	Delaware
Powergrid Solutions LLC	Delaware
Rig-A-Lite LLC	Texas
Rogers Galvanizing Company – Kansas City	Oklahoma
The Calvert Company, Inc.	Mississippi
Witt Galvanizing – Cincinnati, LLC	Delaware
Witt Galvanizing – Muncie, LLC	Delaware
Witt Galvanizing – Plymouth, LLC	Delaware
Zalk Steel & Supply Co.	Delaware